UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 15, 2015, the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), elected Joel D. Moxley as its Senior Vice President and Chief Commercial Officer.

Before joining the General Partner, Mr. Moxley, 57, most recently served as Senior Vice President of Operations Services for Crestwood Equity Partners LP and Crestwood Midstream Partners LP (collectively, “Crestwood”), both midstream master limited partnerships. The two entities were formed in May 2013 and October 2013, respectively, through a merger between Inergy, L.P. and Crestwood Holdings GP, which became collectively Crestwood Equity Partners LP, and a merger between Crestwood Midstream Partners LP and Inergy Midstream, L.P., which became collectively Crestwood Midstream Partners LP. Mr. Moxley’s responsibilities included oversight of a variety of functions that supported Crestwood where he expanded commercial efforts and supported numerous acquisitions. From October 2010 to May 2013, Mr. Moxley was the Chief Operating Officer for Crestwood Holdings GP and Crestwood Midstream Partners LP, where Mr. Moxley was responsible for operations, commercial, engineering, environmental, safety, regulatory and supply chain activities. From April 2008 to October 2010, Mr. Moxley was a part of a team that evaluated midstream acquisition opportunities on behalf of a private equity sponsor that ultimately acquired Quicksilver Gas Services LP, a midstream master limited partnership, which was subsequently renamed Crestwood Midstream Partners LP. Prior to joining companies now affiliated with Crestwood, Mr. Moxley was Senior Vice President of Crosstex Energy, L.P. (“Crosstex”) with responsibility for the commercial activities of Crosstex’s South Louisiana gas processing and NGL fractionation assets as well as the marketing of NGLs for Crosstex companywide. Mr. Moxley’s experience also includes midstream leadership roles at Enterprise Products Partners L.P., El Paso Corporation, PG&E Corporation, Valero Energy Corporation and Occidental Petroleum.

Mr. Moxley received a BS in Chemical Engineering from Rice University. He is also the immediate past Chairman of the Gas Processors Association and has served as a board member of the Texas Pipeline Association.

Under Mr. Moxley’s employment offer letter, Mr. Moxley will (a) receive an annualized base salary of $385,000 and (b) be eligible for a bonus at a target award level of 75% of base salary, with a minimum payment guarantee of $150,000, subject to continued employment and less applicable withholdings. In addition, under the offer letter, Mr. Moxley will be eligible to participate in the Partnership’s Long-Term Incentive Plan (the “LTIP”) with an award of 45,000 LTIP units. Subject to approval by the compensation committee of the Board, such award will be granted at the next authorized grant date pursuant to the LTIP and will vest proportionally over three years from the date of grant, contingent on continued employment.

In addition, Mr. Moxley has entered into a Severance Agreement dated June 15, 2015 (the “Severance Agreement”) with the General Partner. Upon his termination within 12 months following a Sale Event, termination without Cause or resignation by Mr. Moxley for Good Reason, Mr. Moxley will be entitled to a payment equal to his Base Salary through the date of termination, as well as the Bonus, the Severance Payment and reimbursement for the cost of COBRA coverage for 18 months (all of the capitalized terms in this sentence have the meanings given them in the Severance Agreement). The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

A copy of the press release regarding Mr. Moxley’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1933, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement, dated as of June 15, 2015, by and between Southcross Energy Partners GP, LLC and Joel D. Moxley.

99.1	Press Release of Southcross Energy Partners, L.P. dated June 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: June 15, 2015	By:	/s/ John E. Bonn
		Name:	John E. Bonn
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement, dated as of June 15, 2015, by and between Southcross Energy Partners GP, LLC and Joel D. Moxley.

99.1	Press Release of Southcross Energy Partners, L.P. dated June 15, 2015.